Exhibit 4.6

                                 QUACKWARE, INC.

                         1999 STOCK COMPENSATION PROGRAM

                  1. Purpose. This 1999 STOCK COMPENSATION PROGRAM (the "Program") is intended to secure for Quackware, Inc., a California corporation (the "Company"), its subsidiaries, and its stockholders the benefits arising from ownership of the Company's common stock (the "Common Stock") by those selected individuals of the Company and its subsidiaries, who will be responsible for the future growth of such corporations. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the corporations. Nothing contained herein shall be construed to amend or terminate any existing options, whether pursuant to any existing plans or otherwise granted by the Company.

                  2. Elements of the Program. In order to maintain flexibility in the award of stock benefits, the Program is composed of seven parts. The first part is the Incentive Stock Option Plan (the "Incentive Plan") under which are granted incentive stock options (the "Incentive Options"). The second part is the Non-Qualified Stock Option Plan (the "Nonqualified Plan") under which are granted nonqualified stock options (the "Nonqualified Options"). The third part is the Restricted Share Plan (the "Restricted Plan") under which are granted restricted shares of Common Stock. The fourth part is the Employee Stock Purchase Plan (the "Stock Purchase Plan"). The fifth part is the Non-Employee Director Stock Option Plan (the "Directors Plan") under which grants of options to purchase shares of Common Stock may be made to non-employee directors of the Company. The sixth part is the Stock Appreciation Rights Plan (the "SAR Plan") under which SARs (as defined therein) are granted. The seventh part is the Other Stock Rights Plan (the "Stock Rights Plan") under which (i) units representing the equivalent of shares of Common Stock (the "Performance Shares") are granted;
(ii) payments of compensation in the form of shares of Common Stock (the "Stock Payments") are granted; and (iii) rights to receive cash or shares of Common Stock based on the value of dividends paid with respect to a share of Common Stock (the "Dividend Equivalent Rights") are granted. The Incentive Plan, the Nonqualified Plan, the Restricted Plan, the Stock Purchase Plan, the Directors Plan, the SAR Plan and the Stock Rights Plan are included herein as Part I, Part II, Part III, Part IV, Part V, Part VI and Part VII, respectively, and are collectively referred to herein as the "Plans." The grant of an option, SAR or restricted share or rights to purchase shares under one of the Plans shall not be construed to prohibit the grant of an option, SAR or restricted share or rights to purchase shares under any of the other Plans.

                  3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Program set forth below.

                  4.   Administration   of  the  Plans.   The  Plans   shall  be
administered,   construed,  governed,  and  amended  in  accordance  with  their respective terms.

                  GENERAL PROVISIONS OF STOCK INCENTIVE PROGRAM

                  Article 1. Administration. The Program shall be administered by the Company's Board of Directors (the "Board"). If an award under the Program is to be made to an "Executive Officer" as defined in the Exchange Act (as hereinafter defined), it must be approved if the Company has a class of equity securities registered under Section 12 or 15(d) of the Exchange Act, by the Board or by a committee of the Board, that is composed solely of two or more directors who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Board, such committee of the Board or such other persons appointed to administer the Program, when acting to administer the Program, are herein collectively referred to as the "Program Administrators." To the extent permitted under the Exchange Act, the Internal Revenue Code of 1986, as amended (the "Code") or any other applicable law, the Program Administrators, shall have the authority to delegate any and all power and authority to administer and operate the Program hereunder to such person or persons as the Program Administrators deems appropriate which if formed may be referred to by such title specified by the Board. Subject to the foregoing limitations, as applicable, the Board may from time to time remove members from the committee, fill all vacancies on the committee, however caused, and may select one of the members of the committee as its Chairman.

                  The Program Administrators shall hold meetings at such times and places as they may determine and as necessary to approve all grants and other transactions under the Program as required under Rule 16b-3(d) under the Exchange Act, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

                  Article 2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their sole and absolute discretion, (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine the individuals to whom options and restricted shares and rights to purchase shares shall be granted under the Program; (d) to determine the time or times at which options and restricted shares, rights to purchase shares or other awards shall be granted under the Program; (e) to determine the number and type of shares or securities subject to each option, restricted share, purchase right or other award, the duration of each award granted under the Program, and the price of any share purchase; (f) to determine all of the other terms and conditions of options, restricted shares, purchase rights and other awards granted under the Program; and (g) to make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program; provided, however, that the Board shall establish the price for all shares issued hereunder. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program (the "Plan Participants") and on their legal representatives, heirs and beneficiaries.

                  Article 3.  Maximum  Number of Shares  Subject to the Program.
Subject to the provisions of Article 7, the maximum aggregate number of shares of Common Stock subject to the Program shall be 810,650 shares. Subject to the limitation contained in Section 2 of Part 1, the maximum number of shares of Common Stock issuable pursuant to the Program to any single Program Participant in any given fiscal year shall be 75,000. shares. The Board of Directors of the Company shall make recommendations to the Program Administrators from time to time with respect to the allocation of the shares reserved under the Program for the directors, officers, employees and agents of the Company and its subsidiaries. The shares of Common Stock issued under the Program may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall cease to reduce the number of shares available for purposes of the Program.

                  The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options, transfer of restricted shares or issuance of stock purchased under the Program, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

                  Notwithstanding anything to the contrary in this Program, at no time that the Program is subject to qualification under the California Corporations Code shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Rule 260.140.45 of the California Code of Regulations, based on the number of shares of the Company which are outstanding at the time the calculation is made, unless such limitation is approved in accordance with such Rule.

                  Article 4. Eligibility and Participation. Officers, employees, directors (whether employee directors or non-employee directors), and independent contractors or agents of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Program Administrators to participate in the Program. However, awards of Incentive Options under the Incentive Plan may be granted only to employees of the Company or its subsidiaries. An employee may be granted Nonqualified Options under the Program; provided, however, that the grant of Nonqualified Options and Incentive Options to an employee shall be the grant of separate options and each Nonqualified Option and each Incentive Option shall be specifically designated as such in accordance with applicable provisions of the Treasury Regulations. Employees of the Company or its subsidiaries whose customary employment for tax purposes is at least twenty (20) hours per week and more than five (5) consecutive months in any calendar year, and who own less than 5% of the Common Stock, shall be eligible to participate in the Employee Stock Purchase Plan. Consultants or advisors of the Company or its subsidiaries shall be eligible to receive awards under the Program, provided that such awards would be exempt from registration under Rule 701 of the Securities Act of 1933, during such time that offers of securities by the Company are eligible for exemption under Rule 701, or that such award would be eligible for registration on Form S-8, during such time that offers of securities to employees under an employee benefit plan of the Company are eligible for registration on Form S-8.

                  The term "subsidiary" as used herein means any company, other than the Company, in an unbroken chain of companies, beginning with the Company if, at the time of any grant hereunder, each of the companies, other than the last company in the unbroken chain, owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other companies in such chain.

                  Article 5. Effective Date and Term of Program. The Program shall become effective upon its adoption by the Board of Directors of the Company subject to approval of the Program by a majority of the voting shares of the Company voting in person or by proxy at a meeting of stockholders, in either case following adoption of the Program by the Board of Directors, which vote shall be taken or consent granted within 12 months of adoption of the Program by the Company's Board of Directors. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 8 of these General Provisions.

                  Article 6. Fair Market Value. As used in the Program, "Fair Market Value" shall mean, as of any date, the value of the Common Stock determined by the Program Administrators on the basis of such factors as they deem appropriate; provided, however, that, if the Common Stock is traded on a national securities exchange or a national market system, Fair Market Value on any day shall be deemed to be the closing sales price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape. In each case, the Program Administrators' determination of Fair Market Value shall be conclusive and binding on the Company and the Plan Participants.

                  Article 7.  Adjustments.  If the outstanding  shares of Common
Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options and restricted shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares allocated to unexercised options, restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

                  Article 8. Termination and Amendment of Program. The Program shall terminate ten (10) years from the date the Program is adopted by the Board of Directors, or, if applicable, the date a particular Plan is approved by the stockholders, whichever is earlier, or shall terminate at such earlier time as the Board of Directors may so determine. No options or restricted shares shall be granted and no stock shall be sold and purchased under the Program after that date. Subject to the limitation contained in Article 9 of these General Provisions, the Program Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option, restricted share and stock purchase agreements to be used hereunder; provided, however, that without approval by the stockholders of the Company representing a majority of the voting power (as contained in Article 5 of these General Provisions) no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold or distributed pursuant to options granted or stock sold and purchased under Part I or Part IV, except as permitted under Article 7 of these General Provisions; (b) change the minimum purchase price for shares under
Section 4 of Part I or the Purchase Price for shares under Part IV; (c) increase the maximum term established under Parts I or IV for any option or restricted share; (d) permit the granting of an option, or right to purchase shares under Parts I or IV to anyone other than as provided in Article 4 of the General Provisions; (e) change the term of Parts I or IV described in Article 5 of these General Provisions; or (f) materially increase the benefits accruing to Plan Participants under Parts I or IV of the Program.

                  Article 9. Prior Rights and Obligations. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received an option or restricted share or who has purchased a specified share or shares under Part IV, alter or impair any of that individual's rights or obligations under any option or restricted share granted or shares sold and purchased under the Program prior to that amendment, suspension, or termination.

                  Article 10. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the terms of this Program, the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program or the election to purchase any shares pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option, the satisfaction of his or her restricted share conditions or the sale, purchase and issuance of such purchased shares until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option, satisfaction of any conditions with respect to a restricted share or a purchaser under Part IV unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

                  Article 11. Reservation of Shares of Common Stock. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

                  Article 12. Tax Withholding. The exercise of any option or restricted share granted or the sale and issuance of any shares to be purchased under this Program are subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or restricted share or the sale and issuance of any shares to be purchased shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. At the Company's sole and absolute discretion, the Company may, from time to time, accept shares of the Company's Common Stock subject to one of the Plans as the source of payment for such liabilities.

                  Article 13. Compliance with Law. It is the express intent of the Company that this Program complies in all respect with all applicable provisions of state and federal law, including without limitation Section 25102(o) of the California Corporations Code to the extent such Section is applicable to the Company. It is the express intent of the Company that when any equity security of the Company is registered pursuant to Section 12 of the Exchange Act, this Program shall comply in all respects with applicable provisions of the Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of awards to, or other transaction by, a Plan Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act rules). Accordingly, if any provision of the Program or any agreement relating to any award thereunder does not comply with Rule 16b-3 or Rule 16a-1(c)(3) or Section 25102(o) of the California Corporations Code as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) or Section 25102(o) of the California Corporations Code so that such Plan Participant shall avoid liability under Section 16(b) and the Program shall comply with Section 25102(o) as then applicable to any such transaction. Unless otherwise provided in any grant or award to any person who is or may thereafter be subject to
Section 16 of the Exchange Act, the approval of such grant or award shall include the approval of the disposition of the Company of Company equity securities for the purposes of satisfying the payment of the exercise or purchase price or tax withholding obligations related to such grant or award within the meaning of Rules 16a-1(c)(3) and 16b-3(e).

                  Article 14. Indemnification. No Program Administrator, as that term is defined in the Program, or any officer or employee of the Company or an affiliate acting at the direction or on behalf of the Program Administrator shall be personally liable for any action or determination taken or made in good faith with respect to the Program, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

                  Article 15. Performance-Based Awards.

                              (a) Each  agreement  for the grant of  Performance
               Shares shall specify the number of Performance Shares subject to such agreement, the Performance Period and the Performance Objective (each as defined below), and each agreement for the grant of any other award that the Program Administrators determine to make subject to a Performance Objective similarly shall specify the applicable number of shares of Common Stock, the period for measuring performance and the Performance Objective. As used herein, "Performance Objective" means a performance objective specified in the agreement for a Performance Share, or for any other award which the Program Administrators determine to make subject to a Performance Objective, upon which the vesting or settlement of such award is conditioned, and "Performance Period" means the period of time specified in an agreement over which Performance Shares, or another award which the Program Administrators determine to make subject to a Performance Objective, are to be earned. Each agreement for a performance-based grant shall specify in respect of a Performance Objective the minimum level of performance below which no payment will be made, shall describe the method for determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Objective, and shall specify the maximum percentage payout under the agreement. Such maximum percentage in no event shall exceed one hundred percent (100%) in the case of performance-based restricted shares and two hundred percent (200%) in the case of Performance Shares or performance-based Dividend Equivalent Rights.

                              (b) The Program Administrators shall determine and
               specify, in their discretion, the Performance Objective in the agreement for a Performance Share or for any other performance-based award, which Performance Objective shall consist of: (i) one or more business criteria, including (except as limited under subparagraph (c) below for awards to Covered Employees (as defined below)) financial, service level and individual performance criteria; and (ii) a targeted level or levels of performance with respect to such criteria. Performance Objectives may differ between Plan Participants and between types of awards from year to year.

                              (c) The Performance Objective for Performance Shares and any other performance-based award granted to a Covered Employee, if deemed appropriate by the Program Administrators, shall be objective and shall otherwise meet the requirements of
               Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: net sales; gross sales; return on net assets; return on assets; return on equity; return on capital; return on revenues; cash flow; book value; share price performance (including options and SARs tied solely to appreciation in the Fair Market Value of the shares); earnings per share; stock price earnings ratio; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); or EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. Achievement of any such Performance Objective shall be measured over a period of years not to exceed ten (10) as specified by the Program Administrators in the agreement for the performance-based award. No business criterion other than those named above in this Article 15(c) may be used in establishing the Performance Objective for an award to a Covered Employee under this Article 15. For each such award relating to a Covered Employee, the Program Administrators shall establish the targeted level or levels of performance for each such business criterion. The Program Administrators may, in their discretion, reduce the amount of a payout otherwise to be made in connection with an award under this Article 15(c), but may not exercise discretion to increase such amount, and the Program Administrators may consider other performance criteria in exercising such discretion. All determinations by the Program Administrators as to the achievement of Performance Objectives under this Article 15(c) shall be made in writing. The Program Administrators may not delegate any responsibility under this Article 15(c). As used herein, "Covered Employee" shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company's compensation practices (not necessarily an executive officer) whom the Program Administrators deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Program and any other "qualified performance-based compensation" plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Program Administrators may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

                              (d) The Program Administrators,  in their sole and
               absolute discretion, may require that one or more award agreements contain provisions which provide that, in the event
               Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Program, a Plan Participant's receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant's remuneration does not exceed the limit set forth in such provisions of the Code.

                  Article 16. Death Beneficiaries. In the event of a Plan Participant's death, all of such person's outstanding awards, including his or her rights to receive any accrued but unpaid Stock Payments, will transfer to the maximum extent permitted by law to such person's beneficiary (except to the extent a permitted transfer of a Nonqualified Option or SAR was previously made pursuant hereto). Each Plan Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for purposes of this Program. Each designation shall be on a form prescribed by the Program Administrators, will be effective only when delivered to the Company, and when effective will revoke all prior designations by the Plan Participant. If a Plan Participant dies with no such beneficiary designation in effect, such person's beneficiary shall be his or her estate and such person's awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

                  Article 17. Unfunded Program. The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Program. Neither the Company, its affiliates, the Program Administrators, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Program nor shall anything contained in the Program or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Plan Participant or anyone claiming on his or her behalf. To the extent a Plan Participant or any other person acquires a right to receive payment pursuant to an award under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company.

                  Article 18. Choice of Law and Venue. The Program and all related documents shall be governed by, and construed in accordance with, the laws of the State of California. Acceptance of an award shall be deemed to constitute consent to the jurisdiction and venue of the state and federal courts located in Santa Clara County, State of California for all purposes in connection with any suit, action or other proceeding relating to such award, including the enforcement of any rights under the Program or any agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of California, provided a reasonable time for appearance is allowed.

                  Article 19. Arbitration. Any disputes involving the Program will be resolved by arbitration in Santa Clara County, California before one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                  Article 20. Program Administrators' Right. Except as may be provided in an award agreement, the Program Administrators may, in their discretion, waive any restrictions or conditions applicable to, extend or modify any period (including any period in which an option or other exercisable award may be exercised, subject to the requirements of the Code) applicable to, or accelerate the vesting of, any award (other than the right to purchase shares pursuant to the Stock Purchase Plan).

                  Article 21. Termination of Benefits Under Certain Conditions. The Program Administrators, in their sole and absolute discretion, may cancel any unexpired, unpaid or deferred award (other than a right to purchase shares pursuant to the Stock Purchase Plan) at any time if the Plan Participant is not in compliance with all applicable provisions of the Program or any award agreement or if the Plan Participant, whether or not he or she is currently employed by the Company or one of its subsidiaries, acts in a manner contrary to the best interests of the Company and its subsidiaries.

                  Article 22. Conflicts in Program. In case of any conflict in the terms of the Program, or between the Program and an award agreement, the provisions in the Program which specifically grant such award shall control, and the provisions in the Program shall control over the provisions in any award agreement.

                  Article 23. Optional Deferral. The right to receive any award under the Program (other than the right to purchase shares pursuant to the Stock Purchase Plan) may, at the request of the Plan Participant, be deferred to such period and upon such terms and conditions as the Program Administrators shall, in their discretion, determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in shares of Common Stock.

                  Article 24. Information to Plan Participants. To the extent required by applicable law, the Company shall provide Plan Participants with the Company's financial statements at least annually.

                  Article 25. Company's Right of First Refusal. Any attempt by any Plan Participant to sell, transfer or otherwise dispose of any securities issued to such Plan Participant under the Program or upon exercise of any other security or other right issued under the Program, that is transferable in accordance with the terms of this Program and applicable law, must also comply with the following provisions:

                              (a) The Plan Participant must have received a bona
               fide offer to purchase the securities (the "Offer") and the Plan Participant must then give written notice to the Company outlining the terms of the Offer (including the identity of the maker of the Offer (the "Offeror")). The Company shall then have the right, for a period of sixty (60) days, to repurchase [all, but not less than all, of] the securities offered by the Plan Participant upon the terms contained in the Offer. If the Offer includes the payment of non-cash consideration for the securities, the Company shall pay an amount equal to the Fair Market Value of such non-cash consideration.

                              (b) If the Company  does not  exercise  its rights
               hereunder, the Plan Participant may, within sixty (60) days thereafter, sell the offered securities [or such of the offered securities as to which the Company has not exercised its rights hereunder]14 to the Offeror upon terms not more favorable to the Offeror than those contained in the Offer. Any sale of securities by the Plan Participant after the expiration of the sixty (60) day period referred to in the preceding sentence shall be deemed a new transaction subject to the Company's right of first refusal here.

                              (c) The  Company's  right of first  refusal  shall
               terminate  when the Company's  Common Stock is  registered  under
               Section 12 of the Exchange Act and listed on or included in a national securities exchange or interdealer quotation system registered under the Exchange Act.

                  Article 26. Company's Right of Repurchase. In the event that a Plan Participant's employment with or service to the Company is terminated for any reason or any of its subsidiaries, the Company shall have the right, unless waived by the Program Administrators at the time of any award or thereafter, to repurchase all, but not less than all of the securities that such Plan Participant has purchased or has been awarded under the Program on the following terms:

(a) Upon a Plan Participant's termination of employment with or service to the Company or any of its subsidiaries, the Company shall have the right for a period of ninety (90) days form the last day of employment or service to repurchase all, but not less than all of the securities awarded to or purchased by the Plan Participant under the Program.

(b) The Company shall notify the Plan Participant within ninety (90) days of the last day of employment or service regarding the exercise of its right of repurchase.

(c) If the Company exercises its right of repurchase, the Company will purchase the securities within thirty (30) days of delivery of the notice of its election to purchase at the higher of (i) the Fair Market Value on the Plan Participant's date of termination, or (ii) the Fair Market Value of such securities on the date of the Company's notification of election to repurchase.

                  Article 27. Lock-Up. To the extent requested by any managing underwriter to the Company, the Plan Participants shall enter into such market lock-up, escrow or other agreements as may be requested by such underwriter in connection with any public offering of the Company's securities.

                                     PART II

                                 QUACKWARE, INC.
                         NON-QUALIFIED STOCK OPTION PLAN

                  Section 1. Purpose. The purpose of this Quackware, Inc. Non-Qualified Stock Option Plan (the "Nonqualified Plan") is to permit the Company to grant options to purchase shares of its Common Stock. The Nonqualified Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the Company. Any option granted pursuant to the Nonqualified Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422 of the Code. This Nonqualified Plan is Part II of the Program. Unless any provision herein indicates to the contrary, the Nonqualified Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Nonqualified Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

                  Section 2. Option Terms and Conditions. The terms and conditions of options granted under the Nonqualified Plan may differ from one another as the Program Administrators shall in their discretion determine as long as all options granted under the Nonqualified Plan satisfy the requirements of the Nonqualified Plan.

                  Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Nonqualified Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Nonqualified Plan expire later than ten (10) years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Nonqualified Plan.

                  Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than 85% of the Fair Market Value of the shares at the time of the grant of the option. Notwithstanding the preceding sentence, if at the time the option is granted or at the time the option is exercised, the Optionee owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the Purchase Price shall not be less than 100% of the Fair Market Value.

                  Section  5.   Exercise  of  Options.   Each  option  shall  be
exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators. Each option, other than options granted to officers, directors or consultants, shall be exercisable a rate of at least twenty percent (20%) per year over five (5) years from the date the option is granted, subject to such reasonable conditions as determined by the Program Administrators; provided, that such limitation shall only apply so long as the Program is subject to qualification under
Section 25101(o) of the California Corporations Code. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by Article 6 under General Provisions of the Program. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options.

                  Section 6. Reorganization. In the event of the dissolution or liquidation of the Company, any option granted under the Nonqualified Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such option shall have previously expired) to exercise any option, including up to fifty percent (50%) of the shares of Common Stock under any option that would not otherwise be exercisable by reason of an insufficient lapse of time.

                  In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

                           (a) if there is no plan or agreement  respecting  the
                  Reorganization (the "Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in the first paragraph of this Section 6 shall apply (which shall include the right to receive upon exercise the consideration that would be received by a holder of a number of shares of Common Stock issuable upon exercise of the option immediately prior to the consummation of the Reorganization); or

                           (b) if there is a Reorganization Agreement and if the
                  Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised options (and shall adjust the options remaining under the Nonqualified Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement; provided, however, that in no event shall any such Reorganization Agreement affect the right of any grantee hereunder to, in the event of a Reorganization, exercise fifty percent (50%) of the shares of Common Stock under any option that would not otherwise be exercisable by reason of an insufficient lapse of time.

                  The term "Reorganization" as used in this Section 6 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

                  Notwithstanding the provisions of this Section 6, the Program Administrators may make grants hereunder which contemplate, in the event of a Reorganization, that the exercisability of the options is accelerated in whole or in part, whether pursuant to the terms of a grantee's employment agreement or otherwise.

                  Adjustments and determinations under this Section 6 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

                  Section 7. Written Notice Required. Any option granted pursuant to the terms of this Nonqualified Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company.

                  Section 8. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Nonqualified Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 8.

                  Section 9. Continued Employment or Service. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that option for a period specified by the Program Administrators. Nothing in this Nonqualified Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

                  Section 10. Option Rights Upon Termination of Employment or Service. If an Optionee ceases to be employed by, or ceases to serve, the
Company or any subsidiary corporation for any reason other than death or disability, his or her option shall terminate thirty (30) days after the date of termination of employment or service (unless sooner terminated in accordance with its terms); provided, however, that in the event employment or service is terminated for cause as defined by applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within ninety (90) days after the date of termination of employment or service, unless either the option or the Incentive Plan otherwise provides for earlier termination.

                  Section 11. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 422(e)(3) while employed by the Company or any subsidiary corporation, his or her option shall terminate six months after the date of termination of employment due to disability (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within one year after the date of termination of employment due to disability, unless either the option or the Incentive Plan otherwise provides for earlier termination.

                  Section 12. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her option shall expire six months after the date of death (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of death) at any time within one year after the date of death, unless either the option or the Incentive Plan otherwise provides for earlier termination. During this one-year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

                  Section 13. Options Not Transferable. Options granted pursuant to the terms of this Nonqualified Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

                  Section 14. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Nonqualified Plan shall be adjusted in a manner prescribed by Article 7 of the General Provisions of the Program.

                                 QUACKWARE, INC.
                         NON-QUALIFIED STOCK OPTION PLAN
                                OPTION AGREEMENT

                  THIS OPTION AGREEMENT (the "Agreement"), dated as of the date of grant provided in the Notice of Grant of Stock Options (the "Date of Grant"), is delivered by Quackware, Inc. a California corporation (the "Company"), to the Optionee identified on the Notice of Grant of Stock Options (the "Notice"), who is an employee or non-employee of the Company or one of its subsidiaries (the Optionee's employer is sometimes referred to herein as the ("Employer").

                  WHEREAS,  the Board of Directors of the Company (the  "Board")
on  October  29,  1999  adopted,  with  subsequent   stockholder  approval,  the
Quackware, Inc. Non-Qualified Stock Option Plan (the "Plan");

                  WHEREAS, the Plan provides for the granting of stock options by the Board or the Program Administrators to employees or non-employees of the Company or any subsidiary of the Company to purchase, or to exercise certain rights with respect to, shares of the Class A Common Stock of the Company, $.001 par value (the "Stock"), in accordance with the terms and provisions thereof; and

                  WHEREAS, the Program Administrators consider the Optionee to be a person who is eligible for a grant of non-qualified stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the non-qualified stock options documented herein.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Grant of Option.

                  Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Optionee, as of the Date of Grant, an option to purchase up to such number of shares of Stock at such price per share as provided in the Notice.

                  Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an option not qualified as an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986).

2.       Installment Exercise.

         Subject to such further limitations as are provided herein, the Option shall become exercisable as provided in the Notice and subject to the terms of this Agreement and the Plan.

3.       Termination of Option.

                  (a) Subject to the other provisions of this Agreement, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten years from the Date of Grant (the "Option Term").

                  (b) Upon the occurrence of the Optionee's ceasing for any reason to be employed by, or to serve, the Company (such occurrence being a "termination of the Optionee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty
(30) days after the date of such termination of the Optionee's employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Optionee's Option shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in their sole and absolute discretion for up to ninety (90) days following the termination of employment or service. Upon a termination of the Optionee's employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a six-month period following the date of such termination of the Optionee's employment, unless extended for a period of up to one year, at the sole and absolute discretion of the Program Administrators.

                  (c) In the event of the death of the Optionee, the Option may be exercised by the Optionee's legal representative, but only to the extent that the Option would otherwise have been exercisable by the Optionee.

                  (d) A transfer of the Optionee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Optionee's employment.

4.       Exercise of Options.

                  (a) The Optionee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

                  (b) Full payment (in U.S. dollars) by the Optionee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Program Administrators, in whole or in part through the surrender of shares of Stock at their Fair Market Value as defined under Article 6 of the General Provisions of the Program on the exercise date. The Optionee shall also pay any required income tax withholding taxes which may be payable in U.S. dollars or Option Shares if acceptable to the Company.

                  (c) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued stock or reacquired Stock, as the Company may elect) upon full payment for such option Shares. However, if (i) the Optionee is subject to Section 16 of the Securities Exchange Act of 1934 and
(ii) the Optionee exercises the Option before six months have passed from the Date of Grant, the Company shall be permitted if required to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934 to hold in its custody any stock certificate arising from such exercise until six months has passed from the Date of Grant. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators.

                  (d) If the Optionee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.       Adjustment of and Changes in Stock of the Company.

                  In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Optionee.

6.       No Rights of Stockholders.

                  Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.       Non-Transferability of Option.

                  During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

8.       Restriction on Exercise.

                  The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Optionee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Optionee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or state securities or other law or valid regulation.

9.       Employment or Service Not Affected.

                  The granting of the Option or its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment by or service relationship with the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Optionee, the right of the Employer to terminate at will the Optionee's employment or service relationship with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Optionee.

10.      Amendment of Option.

                  The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

11.      Notice.

                  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

                  To Company:               Quackware, Inc.
                                            1252 Borregas Avenue
                                            Sunnyvale, CA 94089
                                            Attn: Secretary

                                            To Optionee:      at the address
                                            as provided in the Company's records

12.      Incorporation of Plan by Reference.

                  The Option is granted pursuant to the terms of the Plan, including the rights of first refusal and repurchase referenced in Articles 25 and 26, respectively, thereof, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with, and shall be subject to, the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.      Governing Law.

                  The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of California, except to the extent preempted by federal law, which shall to the extent govern.